EXHIBIT 23





                              [BKD LLP LETTERHEAD]



                          INDEPENDENT AUDITORS' CONSENT



Board of Directors
Great American Bancorp, Inc.

We consent to the incorporation by reference in this Registration Statement of Great American Bancorp, Inc. (the "Company") on Form S-8 of our report dated February 1, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2001.



/s/ BKD, LLP


Decatur, Illinois
August 22, 2002